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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

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     RULE 14a-6(e)(2))
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[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                               KIRBY CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)

KIRBY CORPORATION

Notice of 2004

Annual Meeting of Stockholders

and

Proxy Statement

Meeting Date: April 27, 2004

YOUR VOTE IS IMPORTANT

PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN

YOUR PROXY CARD IN THE ENCLOSED ENVELOPE

KIRBY CORPORATION

55 Waugh Drive, Suite 1000

P. O. Box 1745
Houston, Texas 77251-1745

March 8, 2004

Dear Fellow Stockholders:

      On behalf of the Board of Directors, we cordially invite you to attend the 2004 Annual Meeting of Stockholders of Kirby Corporation to be held on Tuesday, April 27, 2004, at 10:00 a.m. (CDT). The meeting will be held at 55 Waugh Drive, 8th Floor, Houston, Texas 77007. We look forward to personally greeting those stockholders who will be able to attend the meeting.

      This booklet contains the notice of the Annual Meeting and the Proxy Statement, which contains information about the formal items of business to be conducted at the meeting, Kirby’s Board of Directors and its committees, and certain executive officers. This year you are being asked to elect three Class III directors and approve an amendment to Kirby’s nonemployee director compensation program.

      In addition to the formal items of business to be brought before the Annual Meeting, there will be a report on our Company’s operations, followed by a question and answer period.

      Your vote is important. Please ensure that your shares will be represented at the meeting by completing, signing and returning your proxy card in the envelope provided whether or not you plan to attend personally.

      Thank you for your continued support and interest in Kirby Corporation.

Sincerely,

C. BERDON LAWRENCE
Chairman of the Board

JOSEPH H. PYNE
President and Chief Executive Officer

KIRBY CORPORATION

(A Nevada Corporation)

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: Tuesday, April 27, 2004
Time: 10:00 a.m. CDT

Place:	55 Waugh Drive

8th Floor
Houston, Texas 77007

      Items of business to be voted on:

1. To elect three Class III directors;

2. To approve amendments to Kirby’s Nonemployee Director Compensation Program and 2000 Nonemployee Director Stock Option Plan; and

3. To consider any other business to properly come before the meeting.

      You have the right to receive this notice and vote at the Annual Meeting if you were a stockholder of record at the close of business on March 1, 2004. Please remember that your shares cannot be voted unless you sign and return the enclosed proxy card, vote in person at the Annual Meeting, or make other arrangements to vote your shares.

For the Board of Directors,

THOMAS G. ADLER
Secretary

March 8, 2004

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

KIRBY CORPORATION

PROXY STATEMENT

GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Kirby Corporation (the “Company”) to be voted at the Annual Meeting of Stockholders to be held at 55 Waugh Drive, 8th Floor, Houston, Texas, on April 27, 2004, at 10:00 a.m. (CDT).

      Whenever we refer in this Proxy Statement to the Annual Meeting, we are also referring to any meeting that results from an adjournment or postponement of the Annual Meeting. The Notice of Annual Meeting, this Proxy Statement, the proxy card and the Company’s Annual Report, which includes the Annual Report on Form 10-K for 2003, are being mailed to stockholders on or about March 12, 2004.

SOLICITATION OF PROXIES

The Proxy Card

      Your shares will be voted as specified on the enclosed proxy card. If a proxy is signed without choices specified, those shares will be voted for the election of the Class III directors named in this Proxy Statement and at the discretion of the proxies on other matters.

      You are encouraged to complete, sign and return the proxy card even if you expect to attend the meeting. If you sign a proxy card and deliver it to us, but then want to change your vote, you may revoke your proxy at any time prior to the Annual Meeting by sending us a written revocation or a new proxy, or by attending the Annual Meeting and voting your shares in person.

Cost of Soliciting Proxies

      The cost of soliciting proxies will be paid by the Company. The Company has retained Georgeson Shareholder Communications, Inc. to solicit proxies at an estimated cost of $4,000, plus out-of-pocket expenses. Employees of the Company may also solicit proxies, for which the expense would be nominal and borne by the Company. Solicitation may be by mail, facsimile, electronic mail, telephone or personal interview.

VOTING

Stockholders Entitled to Vote

      Stockholders of record at the close of business on March 1, 2004 will be entitled to notice of, and to vote at, the Annual Meeting. As of March 1, 2004, the Company had 24,443,365 outstanding shares of common stock. Each share of common stock is entitled to one vote on each matter to come before the meeting.

Quorum and Votes Necessary to Adopt Proposals

      In order to transact business at the Annual Meeting, a quorum consisting of a majority of all outstanding shares entitled to vote must be present. Abstentions and proxies returned by brokerage firms for which no voting instructions have been received from their principals will be counted for the purpose of determining whether a quorum is present. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the entirety of the meeting. A plurality of the votes cast is required for the election of directors. A majority of the outstanding shares entitled to vote that are represented at the meeting in person or by proxy is required for approval of any other matters that may be presented at the meeting.

ELECTION OF DIRECTORS (ITEM 1)

      The Bylaws of the Company provide that the Board of Directors shall consist of not fewer than three nor more than fifteen members and that, within those limits, the number of directors shall be determined by the Board. The Bylaws further provide that the Board shall be divided into three classes, with the classes being as nearly equal in number as possible and with one class being elected each year for a three-year term. The size of the Company’s Board is currently set at nine. Three Class III directors are to be elected at the 2004 Annual Meeting to serve until the Annual Meeting of Stockholders in 2007.

      Each nominee named below is currently serving as a director and each has consented to serve for the new term. All nominees have previously been elected a director by the Company’s stockholders.

      If any nominee becomes unable to serve as a director, an event currently not anticipated, the persons named as proxies in the enclosed proxy card intend to vote for a nominee selected by the present Board to fill the vacancy.

Recommendation of the Board of Directors Concerning the Election of Directors

      The Board of Directors of the Company unanimously recommends a vote “FOR” the election of each of the following nominees for election as a director.

Nominees for Election as Class III directors to serve until the Annual Meeting of Stockholders in 2007

C. Sean Day	Director since 1996
Greenwich, Connecticut	Age 54
Mr. Day is Chairman of Teekay Shipping Corporation, a foreign flag tank vessel owner and operator. He has served in that position since 1999. Mr. Day served as President and Chief Executive Officer of Navios Corporation, a foreign flag bulk vessel operator, until 1999. He serves as Chairman of the Governance Committee and is a member of the Audit Committee.
William M. Lamont, Jr.	Director since 1979
Dallas, Texas	Age 55
Mr. Lamont is a private investor. He serves as Chairman of the Compensation Committee and is a member of the Executive Committee and Governance Committee.
C. Berdon Lawrence	Director since 1999
Houston, Texas	Age 61
Mr. Lawrence has served as Chairman of the Board of the Company since October 1999. He was the founder and former President of Hollywood Marine, Inc., an inland tank barge company acquired by the Company in October 1999. Mr. Lawrence serves as Chairman of the Executive Committee.

Directors Continuing in Office

      The following persons are directors of the Company who will continue in office.

Continuing Class I directors, serving until the Annual Meeting of Stockholders in 2005

Walter E. Johnson	Director since 2001
Houston, Texas	Age 67
Mr. Johnson is Chairman of Southwest Bank of Texas, N.A. (“Southwest Bank of Texas”), Houston’s largest independent bank. Mr. Johnson founded the bank in 1990, after serving as President and Chief Executive Officer of Allied Bank of Texas from 1971 to 1989.

George A. Peterkin, Jr.	Director since 1973
Houston, Texas	Age 76
Mr. Peterkin is a private investor. He has served as Chairman Emeritus of the Board of the Company since 1999 and served as Chairman of the Board of the Company from 1995 to 1999. He served as President of the Company from 1973 to 1995 and serves as a member of the Audit Committee and Executive Committee.
Robert G. Stone, Jr.	Director since 1983
Greenwich, Connecticut	Age 80
Mr. Stone is a private investor. He has served as Chairman Emeritus of the Board of the Company since 1995 and served as Chairman of the Board of the Company from 1983 to 1995. He serves as a member of the Compensation Committee and Governance Committee.

Continuing Class II directors, serving until the Annual Meeting of Stockholders in 2006

Bob G. Gower	Director since 1998
Houston, Texas	Age 66
Mr. Gower is President and Chief Executive Officer of Carbon Nanotechnologies, Inc., a technology leader in single-wall carbon nanotubes. He served as Chairman and Chief Executive Officer of Specified Fuels & Chemicals L.L.C. from 1997 to 2000. From 1985 to 1997, he served first as President and then as Chairman of Lyondell Petrochemical Company. Mr. Gower serves as Chairman of the Audit Committee and is a member of the Executive Committee and Compensation Committee.
Joseph H. Pyne	Director since 1988
Houston, Texas	Age 56
Mr. Pyne has served as President and Chief Executive Officer of the Company since 1995. He served as Executive Vice President from 1992 to 1995 and also served as President of Kirby Inland Marine, LP, the Company’s principal transportation subsidiary, from 1984 to 1999. He serves as a member of the Executive Committee.
Richard C. Webb	Director since 2000
Houston, Texas	Age 70
Mr. Webb is Vice Chairman of Sanders Morris Harris, a regional investment banking firm. From 1994 to 2000 he served as President of Harris, Webb & Garrison, a regional investment banking firm. Mr. Webb serves as a member of the Compensation Committee. He is also a director of Remote Knowledge, Inc.

      Except as noted, each of the nominees for director and continuing directors has been engaged in his principal occupation for more than the past five years.

THE BOARD OF DIRECTORS AND BOARD COMMITTEES

      The Company’s business is managed under the direction of its Board of Directors, which is responsible for broad corporate policy and for monitoring the effectiveness of Company management. Members of the Board are kept informed about the Company’s businesses by participating in meetings of the Board and its committees, through operating and financial reports made at Board and committee meetings by Company management, through various reports and documents sent to the directors for their review and by visiting Company facilities. The Board of Directors of the Company has determined that C. Sean Day, Bob G. Gower, William M. Lamont, Jr., George A. Peterkin, Jr., Robert G. Stone, Jr. and Richard C. Webb are independent directors within the meaning of the corporate governance rules of the New York Stock Exchange (“NYSE”). The Board has determined that none of such persons has any direct or indirect material relationship with the Company other than his service as a director. Bob G. Gower has been chosen by the non-management directors to serve as the presiding director at executive sessions of the non-management directors.

      The Board has established four standing committees, including the Audit Committee, the Compensation Committee and the Governance Committee, each of which is briefly described in the following table. The fourth committee, the Executive Committee, may exercise all of the power and authority of the Board in the management of the business and affairs of the Company when the Board is not in session, except the power or authority to fill vacancies in the membership of the Board, to amend the Bylaws of the Company and to fill vacancies in the membership of the Executive Committee.

Audit Committee

Composition; Charter

      All of the members of the Audit Committee are independent, as that term is defined in applicable Securities and Exchange Commission (“SEC”) and NYSE rules. In addition, the Board of Directors has determined that all of the members of the Audit Committee are “audit committee financial experts,” as that term is defined in SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Exhibit A and is also available on the Company’s website at www.kirbycorp.com in the Investor Relations section under Corporate Governance.

Principal Functions	Members
• Monitor the Company’s financial reporting, accounting procedures and systems of internal control	Bob G. Gower (Chairman) C. Sean Day George A. Peterkin, Jr.
• Select the independent auditors for the Company
• Review the Company’s audited annual and unaudited quarterly financial statements with management and the independent auditors
• Monitor the independence and performance of the Company’s independent auditors and internal audit function
• Monitor the Company’s compliance with legal and regulatory requirements

Compensation Committee

Composition; Charter

      All of the members of the Compensation Committee are independent, as that term is defined in NYSE rules. In addition, all of the members of the Committee are “Non-Employee Directors” and “outside directors” as defined in relevant federal securities and tax regulations. The Compensation Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available on the Company’s website at www.kirbycorp.com in the Investor Relations section under Corporate Governance.

Principal Functions	Members
• Determine the salaries of executive officers of the Company

• Administer the Company’s annual incentive bonus program

• Administer the Company’s stock option, restricted stock and incentive plans and grant stock options, restricted stock and performance awards under such plans	William M. Lamont, Jr. (Chairman) Bob G. Gower Robert G. Stone, Jr. Richard C. Webb

Governance Committee

Composition; Charter

      All of the members of the Governance Committee are independent, as that term is defined in NYSE rules. The Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available on the Company’s website at www.kirbycorp.com in the Investor Relations section under Corporate Governance.

Principal Functions	Members
• Perform the function of a nominating committee in recommending candidates for election to the Board • Oversee the operation and effectiveness of the Board of Directors	C. Sean Day (Chairman) William M. Lamont, Jr. Robert G. Stone, Jr.

      The Governance Committee will consider director candidates recommended by stockholders. Recommendations may be sent to the Chairman of the Governance Committee, Kirby Corporation, 55 Waugh Drive, Suite 1000, Houston, Texas 77007, accompanied by biographical information for evaluation. The Board of Directors of the Company has approved Criteria for the Selection of Directors which the Governance Committee will consider in evaluating director candidates. A copy of the criteria is attached to this Proxy Statement as Exhibit B and is also available on the Company’s website at www.kirbycorp.com in the Investor Relations section under Corporate Governance.

      When there is a vacancy on the Company’s Board of Directors (i.e., in cases other than the nomination of an existing director for re-election), the Board and the Governance Committee have considered candidates identified by executive search firms, candidates recommended by stockholders and candidates recommended by other directors. The Governance Committee will continue to consider candidates from any of those sources when future vacancies occur. The Governance Committee does not evaluate a candidate differently based on whether or not the candidate is recommended by a stockholder.

Attendance at Meetings

      It is the Company’s policy that directors are expected to attend Board meetings and meetings of committees on which they serve and are expected to attend the Annual Meeting of Stockholders of the Company. During 2003, the Board met five times, the Audit Committee met eight times, the Compensation Committee met four times and the Governance Committee met three times. The Executive Committee did not meet during 2003. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees on which he served that were held during the periods for which he served. All directors attended the 2003 Annual Meeting of Stockholders of the Company.

Director Compensation

      Directors who are employees of the Company receive no additional compensation for their services on the Board or Board committees. Each nonemployee director receives an annual fee of $20,000 (which the director may elect to receive in cash or stock options), a fee of $1,000 for each Board meeting attended and a fee of $3,000 for each Committee meeting attended. The Audit, Compensation and Governance Committee Chairmen receive an additional $10,000 retainer per year and the presiding director at executive sessions of the non-management directors receives an additional $5,000 retainer per year. Directors are reimbursed for reasonable expenses incurred in attending meetings.

      The Company has three director stock option plans, the 1989 Director Stock Option Plan (the “1989 Director Plan”), the 1994 Nonemployee Director Stock Option Plan (the “1994 Director Plan”) and the 2000 Nonemployee Director Stock Option Plan (the “2000 Director Plan”).

      The 1989 Director Plan, under which no more options can be granted, provided for the one-time granting to nonemployee directors of stock options to purchase the Company’s common stock. Currently, Mr. Day and Mr. Gower each holds options under the 1989 Director Plan for 5,000 shares of common stock.

      The 1994 Director Plan, which was superceded by the 2000 Director Plan on September 22, 2000, provided for automatic annual grants to nonemployee directors of stock options to purchase the Company’s common stock. Currently, under the 1994 Director Plan, Mr. Lamont holds options for 10,500 shares of common stock, Mr. Stone holds options for 9,000 shares of common stock, Mr. Day holds options for 7,500 shares of common stock and Mr. Gower holds options for 4,500 shares of common stock.

      The 2000 Director Plan provides for the automatic grant to nonemployee directors of stock options for 5,000 shares of common stock on the date of first election as a director and 3,000 shares immediately after each annual meeting of stockholders. In addition, the 2000 Director Plan provides for the issuance of stock options in lieu of cash for all or part of the $20,000 annual director fee. A director who elects to receive options in lieu of the annual cash fee will be granted an option for a number of shares equal to (a) the amount of the fee for which the election is made divided by (b) the fair market value per share of the common stock on the date of grant multiplied by (c) 3. The exercise price for all options granted under the 2000 Director Plan is the fair market value per share of the Company’s common stock on the date of grant. The options granted on first election as a director vest immediately. The options granted immediately after each annual meeting of stockholders vest six months after the date of grant. Options granted in lieu of cash director fees vest in equal quarterly increments during the year to which they relate. Currently, under the 2000 Director Plan, Mr. Webb holds options for 22,890 shares of common stock, Mr. Day, Mr. Gower and Mr. Stone each holds options for 18,534 shares of common stock, Mr. Johnson holds options for 17,136 shares of common stock, Mr. Peterkin holds options for 14,585 shares of common stock and Mr. Lamont holds options for 9,000 shares of common stock.

Transactions with Directors and Officers

      During 2003, the Company and its subsidiaries paid Knollwood, L.L.C. (“Knollwood”), a company owned by C. Berdon Lawrence, the Chairman of the Board of the Company, $288,000 for air transportation services provided by Knollwood. Such services were in the ordinary course of business of the Company and Knollwood. The Company anticipates that similar services will be rendered in 2004.

      The Company is a 25% member of The Hollywood Camp, L.L.C. (“Hollywood Camp”), a company that owns and operates a hunting facility used by the Company and two other members primarily for customer entertainment. Knollwood is a 25% member and acts as manager of Hollywood Camp. The other 50% member is not affiliated with the Company or Knollwood. Hollywood Camp leases hunting rights to land owned by Mr. Lawrence and other unaffiliated parties and allocates lease and lodging expenses to the owners based on their usage of the facilities. During 2003, the Company was billed $764,000 by Hollywood Camp for its share of facility expenses. The Company anticipates that similar costs will be incurred in 2004.

      Mark C. Lawrence, the son of C. Berdon Lawrence, is the Vice President and General Manager of the Logistics Management Division of Kirby Inland Marine, LP. In 2003, Mark Lawrence earned direct compensation of $170,406, received an option to purchase 5,000 shares of common stock of the Company and received contributions under the Company’s other employee benefit plans of $3,502 (not including the

Company’s contribution for 2003 under its profit sharing plan, which has not been determined as of the date of this Proxy Statement).

      Walter E. Johnson, a director of the Company, is a 25% limited partner in a limited partnership that owns one barge operated by a subsidiary of the Company, which owns the other 75% interest in the partnership. The partnership was entered into on October 1, 1974. During 2003, Mr. Johnson received $25,000 in distributions from the partnership. The distributions were proportionate to his interest in the partnership and were made in the ordinary course of business of the partnership. The partnership will continue to operate in the ordinary course of the Company’s business in 2004.

      Mr. Johnson is Chairman of the Board of Southwest Bank of Texas. Southwest Bank of Texas has a 5.7% participation in the Company’s revolving credit facility. As of December 31, 2003, the outstanding balance of the revolving credit facility was $5,000,000, of which Southwest Bank of Texas’ participation was $283,000. Southwest Bank of Texas had a 5% participation in the Company’s term loan credit facility which was repaid during 2003. Southwest Bank of Texas is one of 12 lenders under the revolving credit facility, which was consummated in the ordinary course of business of the Company.

      Connie C. Valerius, the wife of Steven P. Valerius, the President of Kirby Inland Marine, LP, is the Director of Corporate Operations of the Company. In 2003, Ms. Valerius earned direct compensation of $220,380, received an option to purchase 8,000 shares of common stock of the Company and received contributions under the Company’s other employee benefit plans of $3,750 (not including the Company’s contribution for 2003 under its profit sharing plan, which has not been determined as of the date of this Proxy Statement).

CORPORATE GOVERNANCE

Business Ethics Guidelines

      The Board of Directors of the Company has adopted Business Ethics Guidelines that apply to all directors, officers and employees of the Company. A copy of the Business Ethics Guidelines is available on the Company’s website at www.kirbycorp.com in the Investor Relations section under Corporate Governance. The Company is required to make prompt disclosure of any amendment to or waiver of any provision of its Business Ethics Guidelines that applies to any director or executive officer or to its chief executive officer, chief financial officer, chief accounting officer or controller, or persons performing similar functions. The Company will make any such disclosure that may be necessary by posting the disclosure on its website at www.kirbycorp.com in the Investor Relations section under Corporate Governance.

Corporate Governance Guidelines

      The Board of Directors of the Company has adopted Corporate Governance Guidelines. A copy of the guidelines is available on the Company’s website at www.kirbycorp.com in the Investor Relations section under Corporate Governance.

Communication with Directors

      Interested parties may communicate with the full Board of Directors or any individual directors, including the Chairmen of the Audit, Compensation and Governance Committees, the presiding director or the non-management directors as a group, by writing to them c/o Kirby Corporation, 55 Waugh Drive, Suite 1000, Houston, Texas 77007. Complaints about accounting, internal accounting controls or auditing matters should be directed to the Chairman of the Audit Committee at the same address. All communications will be forwarded to the person(s) to whom they are addressed.

Website Disclosures

      The following documents and information are available on the Company’s website at www.kirbycorp.com in the Investor Relations section under Corporate Governance:

•	Audit Committee Charter
•	Compensation Committee Charter
•	Governance Committee Charter
•	Criteria for the Selection of Directors
•	Business Ethics Guidelines
•	Corporate Governance Guidelines
•	Communication with Directors

BENEFICIAL OWNERSHIP OF COMMON STOCK

Beneficial Ownership of Directors and Executive Officers

      The following table shows the number of shares of common stock beneficially owned by each director, each named executive officer listed in the Summary Compensation Table, and by the directors and executive officers of the Company as a group as of March 1, 2004. Under rules of the SEC, “beneficial ownership” is deemed to include shares for which the individual, directly or indirectly, has or shares voting or investment power, whether or not they are held for the individual’s benefit.

	Shares of Common Stock
	Beneficially Owned on March 1, 2004

			Voting or			Percent of
			Investment	Right to		Common
	Direct(1)		Power(2)	Acquire(3)	Total	Stock(3)(4)

DIRECTORS
C. Sean Day	5,300			31,034	36,334
Bob G. Gower	40,000			28,034	68,034
Walter E. Johnson	1,000			17,136	18,136
William M. Lamont, Jr.	6,642	(5)		19,500	26,142
C. Berdon Lawrence	2,369,564			800,756	3,170,320	12.9%
George A. Peterkin, Jr.	178,726	(6)	38,925 (6)	14,585	232,236
Joseph H. Pyne	118,577			287,062	405,639	1.6%
Robert G. Stone, Jr.	103,698	(7)	28,500 (7)	27,534	159,732
Richard C. Webb	1,000			22,890	23,890
NAMED EXECUTIVES
Norman W. Nolen	16,363			116,629	132,992
Dorman L. Strahan	5,232			56,762	61,994
Steven P. Valerius	17,115	(8)		62,757 (9)	79,872
Directors and Executive Officers as a group (17 in number)	2,881,048		67,425	1,625,841	4,574,314	18.0%

(1)	Shares held individually or jointly with others, or in the name of a bank, broker or nominee for the individual’s account. Also includes shares held under the Company’s 401(k) Plan.

(2)	Shares with respect to which directors or executive officers have or share voting or investment power.

(3)	The number of shares and percentage ownership of common stock for each person named assumes that such person is the beneficial owner of common stock with respect to which such person has the right to acquire beneficial ownership within 60 days after March 1, 2004. The number of shares and percentage ownership of common stock for the named directors and executive officers as a group assumes that all of the shares shown as beneficially owned by each of such persons are outstanding.

(4)	Unless otherwise indicated, beneficial ownership of any named individual is less than 1% of the outstanding shares of common stock.

(5)	Does not include 420,235 shares owned by Mr. Lamont’s wife, Mary Noel Lamont, or 497,171 shares owned by trusts of which Ms. Lamont is the beneficiary. Mr. Lamont disclaims beneficial ownership of all 917,406 shares.

(6)	Does not include 4,000 shares owned by Mr. Peterkin’s wife. Mr. Peterkin disclaims beneficial ownership of those 4,000 shares and 38,925 shares owned by trusts of which Mr. Peterkin is trustee, the beneficiaries of which are relatives of his or his wife’s.

(7)	Does not include 10,000 shares owned by Mr. Stone’s wife. Mr. Stone disclaims beneficial ownership of those 10,000 shares and 28,500 shares owned by a trust of which Mr. Stone is trustee.

(8)	Does not include 1,398 shares owned by Mr. Valerius’ wife. Mr. Valerius disclaims beneficial ownership of those shares.

(9)	Does not include 15,833 shares of which Mr. Valerius’ wife has the right to acquire beneficial ownership within 60 days after March 1, 2004. Mr. Valerius disclaims beneficial ownership of those shares.

Principal Stockholders

      The following table and notes set forth information as of the dates indicated concerning persons known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock:

	Number of Shares		Percent
Name and Address	Beneficially Owned(1)		of Class

C. Berdon Lawrence	3,170,320	(2)	12.9%
55 Waugh Drive, Suite 1000 Houston, Texas 77007
Artisan Partners Limited Partnership	1,354,740	(3)	5.5%
875 East Wisconsin Avenue, Suite 800 Milwaukee, Wisconsin 53202
Luther King Capital Management Corporation	1,309,380	(4)	5.4%
301 Commerce Street, Suite 1600 Fort Worth, Texas 76102
PRIMECAP Management Company	1,359,588	(5)	5.6%
225 South Lake Avenue, Suite 400 Pasadena, California 91101

(1)	Except for 800,756 shares with respect to which Mr. Lawrence has the right to acquire beneficial ownership, to the Company’s knowledge, all of the shares are directly owned by the named person or entities and none were subject to options or other rights to acquire beneficial ownership in the future.

(2)	Based on Form 4, dated February 26, 2004, filed by Mr. Lawrence with the SEC.

(3)	Based on Schedule 13G, dated January 23, 2004, filed by Artisan Partners Limited Partnership with the SEC.

(4)	Based on Schedule 13G, dated January 7, 2004, filed by Luther King Capital Management Corporation with the SEC.

(5)	Based on Schedule 13F, dated February 10, 2004, filed by PRIMECAP Management Company with the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

      The Company’s directors and executive officers, and persons who own beneficially more than 10% of the Company’s common stock, are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of beneficial ownership and changes in beneficial ownership of the Company’s common stock with the SEC and the New York Stock Exchange. Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that all filing requirements were complied with during 2003.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

      The Board of Directors of the Company has a standing Compensation Committee whose functions are to (1) determine the salaries of executive officers of the Company, (2) administer the Company’s annual incentive bonus program, (3) administer all of the Company’s stock option and incentive compensation plans and grant stock options and other awards under the plans (except those plans under which grants of options are automatic) and (4) review and make recommendations to the Board of Directors with respect to any other forms of compensation for officers and key employees of the Company. The Compensation Committee held four meetings in 2003. In 2003, the Board of Directors did not reject or modify in any material way any action or recommendation of the Compensation Committee. The Compensation Committee is composed of four members, all of whom are “independent directors,” “Non-Employee Directors” and “outside directors” as those terms are defined in relevant New York Stock Exchange standards and federal securities and tax regulations.

      Compensation of executive officers is based primarily on three elements: (1) base salary, (2) annual incentives, such as bonuses, and (3) long-term incentives, including stock options, restricted stock and performance awards. The basic goal is to pay compensation comparable to similar corporations, giving due regard to relative financial performance, and to tie annual incentives and long-term incentives to corporate performance and a return to the Company’s stockholders.

      With regard to the annual cash incentives for an executive officer, exclusive of base salary, the Compensation Committee attempts to set bonuses at a level such that, with a positive performance by the executive officer, and a certain level of profitability by the Company, the total compensation for such executive officer, including base salary and annual cash incentives, should be above the median total cash compensation for similar corporations and positions. The Compensation Committee believes that total annual cash compensation above the median for similar corporations and positions is appropriate since a significant portion of each executive officer’s total annual cash compensation is at risk due to both individual and Company performance factors.

      Annual incentive bonuses paid to the Company’s executive officers in 2003 related to 2002 performance. Effective for bonuses earned during the 1999 fiscal year, the Board of Directors of the Company adopted a new incentive compensation program based on the creation of “economic value” (“EV”) in each of the Company’s three business groups — inland marine transportation, diesel engine services and offshore marine transportation — and for the Company as a whole. Performance under the program is measured on a calendar year basis. The primary component of the program for executive officers and other management level employees is a “Business Performance Bonus”.

      The Company establishes its key business objectives at the beginning of the year. The primary performance benchmark used from 1999 through 2002 was EV, a financial measure of performance calculated to determine whether the Company is generating returns above the rate expected by debt holders and equity holders, a blended rate called the “cost of capital” for the Company.

      For the Business Performance Bonus, EV objectives were established for the Company and for each of its business groups. A target bonus and a maximum bonus which would be earned if the EV objective was achieved or exceeded were established for each eligible employee. The bonus was formula based and varied from 0% to 125% of the target bonus, depending on the EV added for the year in the Company or in the employee’s business group, as applicable. Bonuses for employees of the Company itself (a holding company which conducts operations through its subsidiaries) are based entirely on the performance of the Company as a whole. Bonuses for the heads of the Company’s business groups are based 50% on the performance of the business group and 50% on overall Company performance. Bonuses for all other employees in a business group are based 70% on the performance of the business group and 30% on Company performance.

      Effective for bonuses earned during 2003, the Board of Directors modified the incentive compensation program (1) to use a combination of three performance measures to replace EV — net operating cash flow, return on total capital and earnings per share, (2) to provide for the allocation of 25% of the bonus pool based on a discretionary assessment of individual performances for the year and (3) to modify the range of possible awards, with no bonus earned unless at least 80% of the target performance is achieved and a maximum possible award of 200% of the target bonus if 120% of the target performance is achieved. In connection with the changes to the incentive bonus plan, in 2003 the Compensation Committee also adjusted the bonus payments made to all participating employees for 2002 performance from approximately 20% to 50% of the target awards. The Committee considered that the additional bonus payments were justified by the Company’s earnings, by the completion of four strategic acquisitions, by continued improvement in operating efficiencies and by the Committee’s conclusion that net operating cash flow, return on total capital and earnings per share were better performance measures for the incentive bonus plan than EV.

      Stock options granted to executive officers and other Company employees have been granted at a price equal to the fair market value of the common stock on the date of grant and, except for the Premium Stock Options granted on November 5, 1996 and February 15, 1999 (the “Premium Stock Options”), generally vest in equal increments over a period of either three or four years and, unless earlier terminated, are for a period of either five or ten years. The Premium Stock Options, which cover 510,000 of the shares subject to unexercisable options shown in the table under “Aggregated Option Exercises in 2003 and 2003 Year-End Option Values” on page 16, may only be exercised on or after November 5, 2005 and on or before November 5, 2006.

      The Compensation Committee’s objective for long-term incentive compensation for executive officers is to fall between the 50th and 75th percentiles in long-term incentive compensation of similar corporations and positions, giving effect to the Company’s long-term performance relative to its peers.

      In addition to retirement, health care and similar benefits, the primary long-term incentives for executive officers are options under the Company’s stock option plans. Generally, stock option awards are made by the Compensation Committee in January of each year. The Compensation Committee believes that the Company’s long-term executive officer compensation, as evidenced by the options granted to date, does not exceed the value of stock options granted by similar companies to their executive officers holding similar positions.

      In 2002, the Board of Directors of the Company instituted a long-term incentive compensation program for selected senior executives, to be administered by the Compensation Committee. The program allows the grant of incentive stock options, nonincentive stock options, restricted stock, performance shares and performance units (or any combination thereof). The objective of the program is to provide long-term incentive compensation to the specified executives in an amount that falls between the 50th and 75th percentiles when compared to companies or business units of comparable size. The new program addresses the concern of the Compensation Committee and the Board about using stock options as the sole form of long-term incentive compensation for senior executives and reflects their conclusion that it is appropriate for the ultimate value of a long-term incentive compensation package to be based in part on other indicators of the Company’s performance besides stock price. Under the newly adopted program, the elements of long-term compensation to be awarded, as well as the executives selected to participate, will be determined each year by the Compensation Committee.

      For 2003, the Compensation Committee determined that the executives who would receive awards under the long-term incentive compensation program would be Joseph H. Pyne, President and Chief Executive Officer, Norman W. Nolen, Executive Vice President and Chief Financial Officer, Steven P. Valerius, President of Kirby Inland Marine, LP, and Dorman L. Strahan, President of Kirby Engine Systems, Inc., and that 40% of the target value of the awards would be in the form of stock options, 20% in the form of restricted stock and 40% in the form of performance units tied to the achievement of net operating cash flow, return on total capital and earnings per share objectives. The options vest over a three-year period and the restricted stock vests over a five-year period. The amount and form of the awards were based in part on survey information and recommendations provided by an independent consultant to the Compensation Committee. The actual awards made to the four participants during 2003 are included in the compensation tables presented elsewhere in this Proxy Statement.

      The Compensation Committee encounters certain difficulties in establishing a peer group of companies for compensation comparison purposes because there are few publicly traded marine transportation companies of similar size and none with a similar service mix. Some other marine transportation companies are limited partnerships or subsidiaries of larger public corporations, again making comparisons difficult. The Compensation Committee also compares the Company’s executive compensation to the executive compensation of publicly held industrial companies.

      On October 18, 1994, on the recommendation of the Compensation Committee, the Board of Directors adopted an unfunded, nonqualified Deferred Compensation Plan for Key Employees effective January 1, 1992, which was designed primarily to provide additional benefits to eligible employees to restore benefits to which they would be entitled under the Company’s Profit Sharing Plan and 401(k) Plan were it not for certain limits imposed by the Internal Revenue Code. The plan is designed to restore benefits for employees being compensated in excess of $205,000 per annum.

      Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer and the four other most highly compensated executive officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. The Compensation Committee did take the steps necessary to qualify the Premium Stock Options awarded to executive officers for deductibility under Section 162(m) of the Internal Revenue Code. The Compensation Committee considers the net cost to the Company in making all compensation decisions.

      On the recommendation of the Compensation Committee, the 2003 base salary for Joseph H. Pyne, the Company’s Chief Executive Officer, was established at $530,000 by the Company’s Board of Directors effective January 1, 2003. The Chief Executive Officer’s base salary was generally based on the same factors and criteria outlined above, which include compensation paid to chief executives of corporations of similar size, individual as well as corporate performance and a general correlation with compensation of other executive officers of the Company. The $485,109 bonus paid to Mr. Pyne in 2004, which was earned in 2003, was determined under the incentive compensation program described above.

      In 2003, the Compensation Committee granted nonqualified stock options covering 175,214 shares of common stock to persons considered executive officers of the Company. The Compensation Committee generally has granted stock options based on its belief that stock options are a key element in the Company’s executive compensation policy. The Compensation Committee grants stock options to executive officers based on its evaluation of individual performance and the Company’s overall performance. The Compensation Committee recognizes that there is a significant subjective element in this procedure, but believes that such procedure is better suited to the Company than would be a formula-driven policy. Total options outstanding at the end of 2003 covered 1,576,895 shares, excluding the Premium Stock Options, constituting 6.5% of the then outstanding common stock of the Company, and 654,000 shares in the Premium Stock Option program, constituting 2.7% of the then outstanding common stock of the Company, assuming all such options were fully exercised. The Compensation Committee believes that options in that amount are justified and are within the range of options granted by similar corporations that consider stock options an important part of their executive compensation package and that the options held by the Chief Executive Officer are an appropriate portion of the total options. In 2003, the Compensation Committee also granted to the four executive officers named above a total of 33,928 shares of restricted stock and the performance units shown in the table under “Long-Term Incentive Plan Awards Granted in 2003” on page 17.

Compensation Committee

William M. Lamont, Jr., Chairman
Bob G. Gower
Robert G. Stone, Jr.
Richard C. Webb

Compensation Committee Interlocks and Insider Participation

      The members of the Compensation Committee are Mr. Lamont, Mr. Gower, Mr. Stone and Mr. Webb. Mr. Stone was the Chairman of the Board, but not an employee, of the Company from 1983 to 1995. No other member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. In 2003, no executive officers of the Company served on the board of directors or compensation committee of another entity, any of whose executive officers served on the Board of Directors or Compensation Committee of the Company.

Summary Annual and Long-Term Compensation

      The following table summarizes compensation paid in 2003, 2002 and 2001 to the Chief Executive Officer and the four other highest paid executive officers (the “named executive officers”) for 2003:

Summary Compensation Table

				Long Term Compensation

		Annual Compensation		Restricted
Name and				Stock	Shares Subject	All Other
Principal Position	Year	Salary	Bonus	Awards(1)	to Options	Compensation(2)

Joseph H. Pyne	2003	$539,360	$485,109	$494,750	52,063	$—
President, Director and	2002	539,362	238,501	272,790	52,063	34,159
Chief Executive Officer	2001	518,960	573,300		110,000	28,680

C. Berdon Lawrence	2003	$414,960	$371,246		55,000	$—
Chairman of the Board	2002	414,962	182,521		55,000	34,159
	2001	399,360	438,750		55,000	28,680

Steven P. Valerius	2003	$309,360	$209,370	$168,783	17,758	$—
President of Kirby Inland	2002	285,860	96,775	93,062	17,758	34,159
Marine, LP	2001	271,860	229,688		30,000	28,680

Norman W. Nolen	2003	$259,360	$177,975	$158,052	16,630	$—
Executive Vice President and	2002	259,360	87,500	87,145	16,630	34,159
Chief Financial Officer	2001	248,360	209,125		30,000	28,680

Dorman L. Strahan	2003	$187,860	$132,447	$45,275	4,763	$—
President of Kirby Engine	2002	187,860	76,095	24,963	4,763	22,340
Systems, Inc.	2001	180,960	120,120		10,000	22,423

(1)	Represents the value of the restricted stock on the date of grant. At December 31, 2003, the value of the restricted stock owned by each of the named executive officers was $1,013,124 for Mr. Pyne (29,046 shares), $345,626 for Mr. Valerius (9,909 shares), $323,652 for Mr. Nolen (9,279 shares) and $92,711 for Mr. Strahan (2,658 shares). The restricted stock awards were granted on February 7, 2002 and January 27, 2003 and vest over a period of five years, beginning on the first anniversary of the date of grant, subject to continued employment. In the event a change of control occurs, all restricted stock grants become fully vested. The Company does not have an established dividend policy. Should the Board declare a dividend after the restricted stock has been awarded, restricted stock owners shall receive dividends on the shares of restricted stock that have not been forfeited.

(2)	Represents the aggregate value of the Company’s contributions under the Company’s Profit Sharing Plan, 401(k) Plan and Deferred Compensation Plan for Key Employees. The Company’s contributions under these deferred compensation plans for the 2003 year have not been determined as of the date of this Proxy Statement, except for the Company’s matching contributions under the Company’s 401(k) Plan, pursuant to which matching contributions to the individual accounts were as follows: $6,000 each to Mr. Pyne, Mr. Lawrence, Mr. Valerius and Mr. Nolen, and $5,355 to Mr. Strahan.

Stock Options Granted, Option Exercises and Year End Value

      The following table includes information on grants of stock options during 2003 to the five named executive officers. The amounts shown for the named executive officers as potential realizable value for such options are based on assumed annual rates of stock price appreciation of 0%, 5% and 10% over the full five-year terms of the options granted. The amounts shown as potential realizable value for all stockholders as a group represent the corresponding increases in the market value of 24,316,773 outstanding shares of common stock held by all stockholders as of December 31, 2003. No gain to the optionees is possible without an increase in the stock price that would benefit all stockholders proportionately. The potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable SEC regulations. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

Stock Options Granted in 2003

					Potential Realized Value at Assumed
					Annual Rates of Stock Price
	Individual Grants				Appreciation for Option Term(3)

		% of Total
		Options			0%	5%	10%
		Granted to	Exercise		Annual	Annual	Annual
	Options	Employees	or Base	Expiration	Growth	Growth	Growth
Name	Granted(1)	In 2003	Price	Date	Rate(2)	Rate(2)	Rate(2)

C. Berdon Lawrence	55,000	14.09%	$25.55	01/27/08	$0	$388,245	$857,918
Norman W. Nolen	16,630	4.26%	25.55	01/27/08	0	117,391	259,403
Joseph H. Pyne	52,063	13.34%	25.55	01/27/08	0	367,513	812,105
Dorman L. Strahan	4,763	1.22%	25.55	01/27/08	0	33,622	74,296
Steven P. Valerius	17,758	4.55%	25.55	01/27/08	0	125,354	276,998
All stockholders as a group	N/A	N/A	34.88 (4)	N/A	0	234,333,446 (4)	517,815,954 (4)

(1)	These options become exercisable 33% after one year, 67% after two years, and 100% after three years from the date of grant. The exercise price for the options may be paid with already owned shares of common stock. No stock appreciation rights were granted with the stock options.

(2)	For stock options, the value is based on the exercise price per share of common stock, which was the average of the high and low sales price per share of common stock on the NYSE on the date of grant.

(3)	Potential realizable value amounts for the named executive officers have been calculated by multiplying the exercise price by the annual appreciation rate shown (compounded for the five-year term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the option. The derived potential realized value is the nominal undiscounted future value not adjusted for inflation.

(4)	For stockholders as a group, the potential realized value reflects the appreciation over $34.88 per share of common stock, which was the closing price per share of common stock on December 31, 2003, for 24,316,773 outstanding shares of common stock as of December 31, 2003.

      The following table summarizes for each of the named executive officers their option exercises in 2003 and the value of their options at December 31, 2003:

Aggregated Option Exercises in 2003 and 2003 Year-End Option Values

			Number of Shares
			Underlying Unexercised		Value of Unexercised
			Options at		In-The-Money Options at
	Shares		December 31, 2003		December 31, 2003(2)
	Acquired on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

C. Berdon Lawrence	—	—	89,998	110,002	$1,220,130	$1,042,063
Norman W. Nolen	—	—	95,543	77,717	1,512,614	362,985
Joseph H. Pyne	27,500	$348,250	215,687	511,439	3,214,635	1,207,933
Dorman L. Strahan	10,000	103,825	50,252	93,274	826,014	110,245
Steven P. Valerius	20,000	211,450	45,919	34,597	657,698	311,808

(1)	Based on the average of the high and low sales price per share of common stock on the date of exercise.

(2)	Value based on $34.88 per share of common stock, which was the closing price per share of common stock on December 31, 2003.

      The following table provides information as of December 31, 2003 with respect to shares of the Company’s common stock that may be issued under the existing equity compensation plans, including the Company’s 1989 Employee Stock Option Plan, the 1994 Employee Stock Option Plan, the 1996 Employee Stock Option Plan, the 2001 Employee Stock Option Plan, the 2002 Stock and Incentive Plan, the 1989 Director Stock Option Plan, the 1994 Nonemployee Director Stock Option Plan and the 2000 Nonemployee Director Stock Option Plan:

Equity Compensation Plan Information as of December 31, 2003

			Number of Securities
			Remaining Available
			for Future Issuance
	Number of		Under Equity
	Securities to be		Compensation Plans
	Issued Upon	Weighted-Average	(Excluding Securities
	Exercise of	Exercise Price of	Reflected in First
Plan Category	Outstanding Options	Outstanding Options	Column)

Equity compensation plans approved by stockholders	2,276,895	$21.78	692,038
Equity compensation plans not approved by stockholders(1)	119,213	$24.78	180,787

Total	2,396,108	$21.93	872,825

(1)	The only plan included in the table that was adopted without stockholder approval was the 2000 Nonemployee Director Stock Option Plan, the material features of which are summarized under “THE BOARD OF DIRECTORS AND BOARD COMMITTEES — Director Compensation” on page 6.

Long-Term Incentive Plan Awards Granted in 2003

      The following table summarizes long-term incentive compensation in the form of performance awards made in 2003 to each of the named executive officers:

		Performance or Other
		Period Until
	Number of Shares,	Maturation or
Name	Units or Other Rights	Payout	Threshold(1)	Target	Maximum

Joseph H. Pyne		3 years	$99,680	$498,400	$996,800
Norman W. Nolen		3 years	31,840	159,200	318,400
Steven P. Valerius		3 years	34,000	170,000	340,000
Dorman L. Strahan		3 years	9,120	45,600	91,200

(1)	Amount payable if 80% of performance target is achieved; if less than 80% is achieved, there is no payment.

      The long-term performance awards made to the named executive officers in 2003 were based on achievement on a cumulative basis over a three-year performance period of the Company’s net operating cash flow, return on total capital and earnings per share targets established under the Company’s annual incentive bonus plan.

Compensation Agreements

      Kirby Inland Marine, LP has a Deferred Compensation Agreement with Mr. Pyne in connection with his previous employment as its President. The agreement provides for benefits to Mr. Pyne totaling $4,175 per month commencing upon the later of his severance from the employment of the Company, or his 65th birthday and continuing until the month of his death. If Mr. Pyne should die prior to receiving such deferred compensation, the agreement provides for monthly payments to his beneficiary for a period of sixty months. The agreement also provides that no benefits will be paid if Mr. Pyne is terminated for cause (as defined in the agreement).

      The Company has an unfunded, nonqualified Deferred Compensation Plan for Key Employees which was adopted in October 1994, effective January 1, 1992. The Plan is designed primarily to provide additional benefits to eligible employees to restore benefits to which they would be entitled under the Company’s Profit Sharing Plan and 401(k) Plan were it not for certain limits imposed by the Internal Revenue Code. The benefits under the Deferred Compensation Plan are designed to restore benefits for employees being compensated in excess of a certain level ($205,000 per year under current rules). The following table discloses for the named executive officers the amount of contributions to the Deferred Compensation Plan for 2001 and 2002. Contributions for the 2003 year have not been determined as of the date of this Proxy Statement.

	Deferred
	Compensation Plan

	2002	2001

C. Berdon Lawrence	$35,118	$37,152
Norman W. Nolen	8,541	11,663
Joseph H. Pyne	56,366	57,340
Steven P. Valerius	13,068	15,630

Common Stock Performance Graph

      The performance graph below shows the cumulative total return on the Company’s common stock compared to the Russell 2000 Index and the Dow Jones Marine Transportation Index over the five-year period beginning December 31, 1998. The results are based on an assumed $100 invested on December 31, 1998, and reinvestment of dividends.

Comparison of Five-Year Cumulative Total Return*

among Kirby Corporation, the Russell 2000 Index
and the Dow Jones US Marine Transportation Index

	12/98	12/99	12/00	12/01	12/02	12/03

KIRBY CORPORATION	$100.00	$102.82	$105.33	$138.18	$137.38	$174.95
RUSSELL 2000	$100.00	$121.26	$117.59	$120.52	$95.83	$141.11
DOW JONES US MARINE TRANSPORTATION	$100.00	$141.32	$175.43	$179.70	$169.00	$257.05

*	$100 INVESTED ON 12/31/98 IN STOCK OR INDEX — INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

APPROVAL OF AMENDMENTS TO THE COMPANY’S NONEMPLOYEE DIRECTOR

COMPENSATION PROGRAM AND 2000 NONEMPLOYEE DIRECTOR
STOCK OPTION PLAN (ITEM 2)

      Stockholders are being asked to consider and approve a proposal to amend the Company’s Nonemployee Director Compensation Program (the “Compensation Program”), including the 2000 Nonemployee Director Stock Option Plan (the “2000 Plan”), to allow directors who are not employees of the Company or a subsidiary of the Company to elect to receive restricted stock in lieu of all or part of certain director fees that are otherwise payable in cash. The Compensation Program currently in effect provides for a $20,000 annual fee to nonemployee directors and the Compensation Program and the 2000 Plan currently in effect allow directors to elect to take the fee in the form of stock options instead of cash. On January 27, 2004, the Board of Directors amended the Compensation Program and the 2000 Plan to allow directors to elect to take the $20,000 annual fee in the form of restricted stock instead of cash or stock options, subject to approval of the amendments by the stockholders of the Company. Only the amendments require stockholder approval. If the amendments are not approved by the Company’s stockholders, the Compensation Program and the 2000 Plan will remain in place in their current form without the proposed amendments. The proposed amendments will not increase the number of shares of common stock of the Company that may be issued under the Compensation Program and the 2000 Plan.

Material Features of the Compensation Program

      The material features of the Compensation Program, as it is proposed to be amended, are discussed below. The discussion is subject to, and qualified in its entirety by, the full text of the Compensation Program attached as Exhibit C-1 to this Proxy Statement. The only material amendment proposed to the current Compensation Program is the availability of restricted stock in lieu of certain cash director fees.

Purpose of Compensation Program

      The purpose of the Compensation Program is to compensate nonemployee directors fairly for the time and effort they devote to the Company’s business and thereby enable the Company to attract and retain qualified directors. Stock options are an element of the Compensation Program that encourages stock ownership in the Company by nonemployee directors and restricted stock will provide added flexibility in the equity compensation component of the Compensation Program.

Eligibility

      The Compensation Program applies only to directors of the Company who are not employees of the Company or any of its subsidiaries.

Annual Director Fee

      Each nonemployee director receives an annual fee of $20,000, payable in four equal quarterly payments, unless the director elects to receive stock options or restricted stock. Each director may elect to receive stock options or restricted stock in lieu of cash for the $20,000 annual director fee. Options or restricted stock issued to a director in lieu of the annual director fee otherwise payable in cash under the Compensation Program will be granted under the 2000 Plan as described under the heading “Material Features of the 2000 Plan — Granting of Options” and “Material Features of the 2000 Plan  — Granting of Restricted Stock” below.

Committee Chairman and Presiding Director Fees

      The Chairmen of the Company’s Audit Committee, Compensation Committee and Governance Committee each receives an annual fee of $10,000, payable in four equal quarterly payments. The director selected to be the presiding director at executive sessions of non-management directors receives an annual fee of $5,000, payable in four equal quarterly payments. The quarterly payments of the committee chairman and presiding director fees are contingent on a director’s continuing to serve in such capacity.

Meeting Fees

      Each nonemployee director receives a fee of $1,000 for each board meeting attended in person or by telephone. Each member of a committee of the Board of Directors receives a fee of $3,000 for each committee meeting attended in person or by telephone.

Amendments

      The Compensation Program may be amended, modified or terminated by the Board of Directors at any time.

Material Features of the 2000 Plan

      The material features of the 2000 Plan, as it is proposed to be amended, are discussed below. The discussion is subject to, and qualified in its entirety by, the full text of the 2000 Plan attached as Exhibit C-2 to this Proxy Statement. The only material amendment proposed to the current 2000 Plan is the availability of restricted stock in lieu of certain cash director fees.

Purpose of 2000 Plan

      The purpose of the 2000 Plan is to advance the interests of the Company by providing an incentive to attract and retain qualified directors for the Company through the encouragement of stock ownership in the Company through the granting of stock options or restricted stock.

Eligibility

      Directors of the Company who are not employees of the Company or its subsidiaries are eligible to participate in the 2000 Plan.

Types of Awards

      The 2000 Plan authorizes the granting of nonincentive stock options (“Options”) to purchase common stock of the Company to nonemployee directors of the Company. The proposed amendment to the 2000 Plan will also authorize eligible directors to elect to receive awards of restricted stock (“Restricted Stock”), which is common stock of the Company that is subject to forfeiture until it becomes vested.

Administration

      The 2000 Plan is administered by the Compensation Committee. The Compensation Committee has the authority to interpret and adopt rules and regulations for carrying out the 2000 Plan. All decisions and acts of the Compensation Committee are final and binding on all participants under the 2000 Plan. If there is no Compensation Committee, the Board of Directors will administer the 2000 Plan.

Shares of Common Stock Subject to the 2000 Plan

      A total of 300,000 shares of common stock (subject to adjustment as discussed below) may be issued under the 2000 Plan.

Granting of Options

      Under the 2000 Plan, nonemployee directors automatically receive:

•	an Option for 5,000 shares of the Company’s common stock on the date of the director’s first election as a director, and

•	an Option for 3,000 shares of the Company’s common stock immediately after each annual meeting of stockholders of the Company.

      The Compensation Plan permits nonemployee directors to elect to receive Options in lieu of all or part of the $20,000 annual director fee otherwise payable in cash. Each eligible director who makes such an election shall automatically be granted an Option for a number of shares of the Company’s common stock equal to:

•	the amount of the fee the eligible director elects to receive in the form of an Option, divided by

•	the fair market value of a share of the Company’s common stock on the date of grant, multiplied by

•	3, with the result rounded to the nearest whole share of common stock.

Option Price

      The option price per share of Options granted under the 2000 Plan is the fair market value of the common stock on the date of grant.

Payment of Exercise Price

      Unless further limited by the Compensation Committee, the option price of an Option shall be paid solely in cash, by certified or cashier’s check, by money order, by personal check or by delivery of shares of common stock owned by the optionee for at least six months, or by a combination of the foregoing. If the exercise price is paid in whole or in part with shares of common stock, the value of the shares surrendered shall be their fair market value on the date received by the Company.

Restrictions on Transfer of Options

      No Option granted under the 2000 Plan is transferable other than by will or by the laws of descent and distribution. During the lifetime of an eligible director, each Option will be exercisable only by the director or the guardian or legal representative of the director.

Exercisability of Options

      Options granted to an eligible director automatically upon the director’s first election as a director are exercisable on or after the date of grant. Options granted to an eligible director after an annual meeting of stockholders are exercisable six months after the date of grant.

      Options granted to an eligible director in lieu of director fees otherwise payable in cash become exercisable on the last day of each calendar quarter after the date of grant (each, a “Payment Date”) in the number of shares equal to (a) the total number of shares subject to the Option divided by (b) the number of Payment Dates occurring after the date of grant and before the first anniversary of the most recent annual meeting of stockholders.

      In the event of a Change in Control (as defined in the 2000 Plan), all Options outstanding at the time of the Change in Control will become immediately exercisable. In the event of a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, the Board of Directors or the Compensation Committee may provide for any or all of the following:

•	for Options to become immediately exercisable;

•	for exercisable Options to be cancelled immediately prior to the transaction;

•	for the assumption by the surviving entity of the 2000 Plan and the Options; or

•	for payment in cash or stock in lieu of and in complete satisfaction of Options.

Granting of Restricted Stock

      The Compensation Plan permits nonemployee directors to receive Restricted Stock in lieu of all or part of the $20,000 annual director fee otherwise payable in cash. Each eligible director who has made such an election shall automatically be granted a number of shares of Restricted Stock equal to:

•	the amount of the fee the eligible director elects to receive in the form of Restricted Stock, divided by

•	the fair market value of a share of the Company’s common stock on the date of grant,

•	multiplied by 1.2, with the result rounded to the nearest whole share of common stock.

Restrictions on Transfer of Restricted Stock

      A participant may not sell, transfer, assign or pledge shares of Restricted Stock until the shares have vested. Stock certificates representing the Restricted Stock shall either be held by the Company or delivered to the participant bearing a legend to restrict transfer of the certificate until the Restricted Stock has vested. At the time the Restricted Stock vests, a certificate for the vested shares will be delivered to the participant free of transfer restrictions.

Vesting of Restricted Stock

      The number of shares of Restricted Stock that vest on each Payment Date is equal to (a) the number of shares granted divided by (b) the number of Payment Dates occurring after the date of grant and before the first anniversary of the most recent annual meeting of stockholders. In the event of a Change in Control (as defined in the 2000 Plan), all shares of Restricted Stock will immediately vest. The Compensation Committee may in its discretion at any time accelerate vesting of Restricted Stock or otherwise waive or amend any conditions of a grant of Restricted Stock under the 2000 Plan.

Adjustments

      In the event of an increase or decrease in the number of outstanding shares of common stock of the Company as a result of a stock dividend, recapitalization or stock split, combination or exchange of shares, the Compensation Committee shall make appropriate adjustments in the number and kind of shares subject to being granted under the 2000 Plan so that the same proportion of the Company’s issued and outstanding shares shall continue to be subject to issuance under the 2000 Plan upon the exercise of Options or as Restricted Stock.

Amendments

      The Board of Directors may amend or modify the 2000 Plan in any respect at any time (subject to stockholder approval when required by applicable law or NYSE rules).

New Plan Benefits

      There are currently seven nonemployee directors of the Company, two of whom are nominees for re-election at the 2004 Annual Meeting of Stockholders. Immediately following the Annual Meeting, all nonemployee directors will receive an automatic grant of an Option for 3,000 shares of common stock as explained above. It is not determinable how many additional Options or, if the proposed amendments to the Compensation Program and the 2000 Plan are approved by stockholders, how many shares of Restricted Stock will be issued to the nonemployee directors since that will depend on the elections they make after the 2004 Annual Meeting of Stockholders with respect to the $20,000 annual director fee. If the proposed amendments are not approved by stockholders, no Restricted Stock will be issued to the nonemployee directors. Nonemployee directors as a group currently hold Options previously granted under the Compensation Program and the 2000 Plan for 119,213 shares of common stock at a weighted average exercise price of $24.78 per share.

Federal Income Tax Consequences

Grants of Options and Restricted Stock

      Under current tax laws, neither the grant of an Option nor the grant of Restricted Stock is a taxable event to the recipient and the Company is not entitled to a deduction.

Exercise of Options

      Upon the exercise of an Option, an optionee will recognize ordinary income at the time of exercise equal to the excess of the then fair market value of the shares of common stock received over the exercise price.

Vesting of Restricted Stock

      On the date shares of Restricted Stock vest, the holder will recognize ordinary income in an amount equal to the fair market value of such shares. A holder of Restricted Stock may also make an election under Section 83(b) of the Internal Revenue Code to recognize ordinary income in an amount equal to the fair market value of the shares (determined without regard to the vesting) on the date of grant.

Character of the Ordinary Income and the Company’s Deduction

      The ordinary income recognized by an eligible director as described above is compensation paid by the Company to an independent contractor and thus is not subject to withholding or employment taxes. The Company will be entitled to a business expense (compensation) deduction in the same amount as the ordinary income recognized by an eligible director.

Sale of Stock Acquired Though the Exercise of an Option, or Vesting of Restricted Stock.

      When the common stock received upon the exercise of an Option or the vesting of Restricted Stock subsequently is sold or exchanged in a taxable transaction, the holder generally will recognize capital gain (or loss) equal to the difference between (x) the sum of (i) the exercise price (in the case of an Option) of the shares sold plus (ii) the ordinary income recognized with respect to the shares sold, over (y) the sale price of the shares sold. Such gain (or loss) will be a capital gain (or loss) and will be long-term or short-term depending on how long the shares have been held after the date the Option was exercised or the Restricted Shares vested. Special tax rules will apply if shares sold were Restricted Shares subject to an election under Section 83(b) of the Internal Revenue Code or if the option price for shares acquired by exercise of an Option was paid with previously owned shares.

Vote Required for Approval

      Assuming the presence of a quorum, the proposal to approve the amendments to the Compensation Program and the 2000 Plan adopted by the Board of Directors of the Company requires the approval by the holders of a majority of the shares of common stock represented and voting in person or by proxy at the 2004 Annual Meeting of Stockholders. Proxies will be voted for or against such proposal in accordance with specifications marked thereon, and, if no specification is made, will be voted in favor of such proposal. If the amendments to the Compensation Program and the 2000 Plan are not approved by the stockholders, both the Compensation Program and the 2000 Plan will continue in their current forms until otherwise amended or terminated in accordance with their terms.

      The Board of Directors of the Company unanimously recommends a vote “FOR” the proposal to approve the amendments to the Compensation Program and the 2000 Plan.

OTHER BUSINESS (ITEM 3)

      The Board of Directors knows of no other business to be brought before the Annual Meeting. However, if any other matters are properly presented, it is the intention of the persons named in the accompanying proxy to take such action as in their judgment is in the best interest of the Company and its stockholders.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      KPMG LLP served as the Company’s principal independent public accountants during 2003 and will continue to serve as the Company’s principal independent public accountants for the current year. Representatives of KPMG LLP are expected to be present at the 2004 Annual Meeting of Stockholders, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit Committee Report

      The Audit Committee of the Board of Directors of the Company is responsible for monitoring the integrity of the Company’s financial reporting, accounting procedures and internal controls. The Audit Committee is composed of three directors, all of whom are independent within the meaning of Securities and Exchange Commission and New York Stock Exchange rules. The Audit Committee operates under a written charter adopted by the Board of Directors.

      Management is primarily responsible for the Company’s financial reporting process and internal controls. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and issuing a report on the conformity of the financial statements with generally accepted accounting principles. The Audit Committee is responsible for overseeing those processes.

      The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2003 with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61

(Communication with Audit Committees), received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors their independence.

      Based on the Audit Committee’s review of the audited financial statements for the year ended December 31, 2003 and the Audit Committee’s discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, which has been filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Bob G. Gower, Chairman
C. Sean Day
George A. Peterkin, Jr.

Fees Paid to the Independent Public Accountants

      The following table sets forth the fees paid to KPMG LLP, the Company’s independent public accountants, during the last two fiscal years:

	2003	2002

Audit Fees	$337,500	$288,500
Audit-Related Fees	55,000	36,000
Tax Fees	8,750	107,375

TOTAL	$401,250	$431,875

      Audit Fees are fees for professional services rendered by KPMG for the audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements or services normally provided in connection with statutory or regulatory filings.

      Audit-Related Fees are fees for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements. Services performed by KPMG in this category consisted of the audit of the Company’s benefit plans.

      Tax Fees are fees for professional services rendered by KPMG for tax compliance, tax advice and tax planning. Services performed by KPMG in this category for 2003 included the review of the Company’s 2002 federal income tax return. For 2002, services performed included the review of the Company’s 2001 federal income tax return, state tax planning and IRS audit assistance for the years 1994 through 1998.

      Each engagement of the independent public accountants to perform audit or non-audit services must be approved in advance by the Company’s Audit Committee or by its Chairman pursuant to delegated authority.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

      Stockholder proposals must be received by the Company at its principal executive offices no later than November 8, 2004 to be considered for inclusion in the Company’s proxy statement and form of proxy for the 2005 Annual Meeting of Stockholders.

                                KIRBY CORPORATION

                           55 WAUGH DRIVE, SUITE 1000
                                P.O. BOX 1745
                           HOUSTON, TEXAS 77251-1745

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                       DIRECTORS OF KIRBY CORPORATION.

                The undersigned hereby appoints Joseph H. Pyne, Norman W. Nolen,
         G. Stephen Holcomb and Thomas G. Adler, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated below, all the shares of common stock, par value $0.10 per share, of Kirby Corporation (the
         "Company") held of record by the undersigned as of the close of business on March 1, 2004, at the Annual Meeting of Stockholders to be
         held on April 27, 2004, at 55 Waugh Drive, 8th Floor, Houston Texas
P        77007 at 10:00 A.M. (CDT) and any adjournment(s) thereof.
R
O                 THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
X        MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO
Y        DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PERSONS LISTED IN
         ITEM 1. SHOULD ANY OF THEM BECOME UNAVAILABLE FOR NOMINATION OR
         ELECTION OR REFUSE TO BE NOMINATED OR ACCEPT ELECTION AS A DIRECTOR OF
         THE COMPANY, THE PROXY WILL BE VOTED FOR THE ELECTION OF SUCH PERSON OR
         PERSONS AS MAY BE NOMINATED OR DESIGNATED BY THE BOARD OF DIRECTORS. IF
         NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 2. THE
         PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED
         TO IN ITEM 3.

-----------                                                          -----------
SEE REVERSE       (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)       SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE FOLLOWING ITEMS:                                    FOR  AGAINST  ABSTAIN
                                                                                                              [ ]    [ ]      [ ]
1. To elect (3) Class III Directors to hold office until    2. To approve the amendments to the Kirby
   the Annual Meeting of Stockholders in 2007.                 Corporation Nonemployee Director Compensation
                                                               Program and the Kirby Corporation 2000
   NOMINEES: C. Sean Day, William M. Lamont, Jr.,              Nonemployee Director Stock Option Plan.
             C. Berdon Lawrence

          FOR                  WITHHELD                     3. In their discretion, the Proxies are authorized to vote upon such
          ALL   [ ]        [ ] FROM ALL                        other business as may properly come before the meeting.
       NOMINEES                NOMINEES

  [ ]
      --------------------------------------
      For all nominees except as noted above                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT          [ ]

                                                             PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY USING THE
                                                             ENCLOSED ENVELOPE.

                                                             Please execute this proxy as your name(s) appear(s) hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary or representative capacity, please set forth the full title.
                                                             If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, limited liability company or entity, please sign in entity name by authorized person.

Signature:                           Date:                   Signature:                               Date:
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